UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SM&A
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Leading Proxy Firms Unanimously Recommend SM&A Merger
With Odyssey Investment Partners, LLC
Company Urges Stockholders to Vote Promptly
For Immediate Release

Contact: SM&A:	Investor Contact:
Jim Eckstaedt	Lytham Partners, LLC	MacKenzie Partners
Chief Financial Officer	Joe Diaz, Robert Blum	Amy Bilbija
(949) 975-1550	(602) 889-9700	(650) 798-5206
Newport Beach, California — December 19, 2008 — SM&A (Nasdaq: WINS), the world’s foremost management consulting firm providing solutions to PURSUE, WIN and PERFORM on competitive procurement projects, today announced that RiskMetrics Group, Glass Lewis & Co., PROXY Governance, Inc., and Egan-Jones Proxy Services have unanimously concluded that the merger with Odyssey Partners, LLC is in the best interest of SM&A stockholders and are all recommending that SM&A’s stockholders vote for the transaction. The special meeting of Stockholders to approve the merger is scheduled for Monday, December 29, 2008 at 9:00 a.m., local time at 4685 MacArthur Court, Suite 380 in Newport Beach, California. Stockholders of record as of the close of business on December 5, 2008 will be entitled to vote at the special meeting.
“We are very pleased that all four leading independent proxy advisors endorse our proposed merger with Odyssey Partners, LLC,” said Ms. Cathy L. McCarthy, President and CEO of SM&A. “Their united support confirms our strong belief that the merger is in the best interests of SM&A stockholders.”
If stockholders have questions or need assistance in voting their shares, they should call the company’s proxy solicitor, MacKenzie Partners, Inc., at 800-322-2885.
Consummation of the proposed merger will require, among other things, the affirmative vote of a majority of SM&A shares outstanding. Assuming all other closing conditions are satisfied, the merger is expected to close near the end of 2008.
About Odyssey Investment Partners, LLC
Odyssey Investment Partners, LLC, based in New York, is a leading middle-market private equity fund with more than $1.2 billion under management. Odyssey Investment Partners, LLC makes majority, controlled investments primarily in established middle-market companies in a variety of industries, including industrial manufacturing, business, financial and healthcare services, aerospace products, and localized and route-based service businesses. For further information about Odyssey Investment Partners, LLC, please visit www.odysseyinvestment.com
About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PURSUE for business capture, WIN competitive procurements and PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top- line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit providers, SM&A is the partners many companies turn to WHEN THEY MUST WIN.
Cautionary Statement
Stockholders of SM&A are urged to read the proxy statement noted above because it contains important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and these other documents will also be available on SM&A’s website (www.smawins.com) and may be obtained free from SM&A by directing a request to SM&A, Attn: Investor Relations, 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660.
Some statements made in this news release refer to future actions, strategies, or results that involve a number of risks and uncertainties. There can be no assurances that the proposed acquisition of SM&A as contemplated in the merger agreement will close in the timeframe contemplated by SM&A, or at all. Any number of factors could cause actual results to differ materially from expectations, including without limitation, the conditions to closing the acquisition as set forth in the merger agreement may not be satisfied on a timely basis, or at all; a shift in demand for SM&A’s Competition Management and Program Services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; decline in future defense, information technology, homeland security, new systems, research and development expenditures, and aerospace and defense industries along with System Integration and Information Technology industries, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those expressed or implied in any forward- looking statement. SM&A does not undertake any duty to update forward-looking statement.

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